Exhibit 10.25

LEASE AGREEMENT

DATED:

July 26, 2012

LANDLORD:

MCIB Partners

A Kansas General Partnership

TENANT:

Tiger Financial Management, LLC

A Nevada Limited Liability Company

INDEX

ARTICLE	HEADING	PAGE

7.3	FIRE, EXTENDED COVERAGE AND ALL OTHER PERILS INSURANCE	8

7.4	ADDITIONAL PREMIUM DUE TO TENANT’S USE	8

7.5	MUTUAL WAIVER OF SUBROGATION	9

8	UTILITIES	9

9	ACCESS TO PREMISES	9

9.1	LANDLORD’S RIGHT TO INSPECT PREMISES	9

9.2	LANDLORD’S SHOWING OF PREMISES	9

10	NOTICE	9

10.2	PERSONAL SERVICE	9

11	LIABILITY OF LANDLORD	10

11.1	TENANT’S ACCEPTANCE OF PREMISES	10

11.2	TENANT’S PERSONAL PROPERTY	10

11.3	MODIFICATION REQUIRED BY GOVERNMENTAL AUTHORITY	10

12	EVENT OF CASUALTY	10

12.1	TOTAL DESTRUCTION OF PREMISES	10

12.2	PARTIAL DESTRUCTION OF PREMISES	11

13	CONDEMNATION	11

14	ASSIGNMENT	11

15	SUBORDINATION	11

16	APPLICABLE LAW	12

17	DEFAULT	12

18	FILING	12

19	LANDLORD - TENANT RELATIONSHIP	13

20	BANKRUPTCY	13

21	WAIVERS	13

22	QUIET ENJOYMENT	13

23	DEFINITION OF TERMS	13

24	TOTAL AGREEMENT: APPLICABLE TO SUCCESSORS	13

25	TIME OF THE ESSENCE	13

26	FURNITURE, FIXTURES & EQUIPMENT	14

27	EXCULPATORY CLAUSE	14

28	SECURITY DEPOSIT	14

29	OPTION TO RENEW	15

ATTACHMENT A	LEASED PREMISES	19

ATTACHMENT B	ADJOINING PROPERTY	20

EXHIBIT A	LANDLORD’S PERSONAL PROPERTY	21

LEASE AGREEMENT

THIS “AGREEMENT”, made and entered into this 31st day of July, 2012 (“execution date”), in Sedgwick County, Kansas

BY AND BETWEEN

MCIB Partners

A Kansas General Partnership

Party of the First Part (whether one or

more), hereinafter referred to as

“LANDLORD”,

having an office at 2420 North Woodlawn, Building 300, Wichita, Kansas 67220, Telephone (316) 681-0529, Telefax (316) 681-2691, and

Tiger Financial Management, LLC

A Nevada Limited Liability Company

Party of the Second Part (whether one

or more), hereinafter referred to as

“TENANT”,

Having an office at: 3527 N Ridge Road, Wichita, Kansas 67205.

WITNESSETH:

WHEREAS, the Landlord is the owner of the following described real property:

Legally described as:

Lot 4, Block 2, Mediterranean Plaza Addition and the East 89.16 feet of Lot 6, Block 1,

Mediterranean Plaza 2nd Addition, Wichita, Sedgwick County, Kansas

and commonly known as: 8400 E 32nd St N, Wichita, Kansas (the “Premises”)

AND WHEREAS,

Tenant desires to lease that portion of the commercial structure designated as: 8400 E 32nd St N, Wichita, KS consisting of approximately 40,500 square feet as further described in Attachment “A” (hereinafter referred to as the “Leased Premises”) and the non-exclusive use of all entrances, drives and common areas and facilities on said Premises.

AND WHEREAS,

Tenant desires to Lease the Leased Premises and Landlord is agreeable to leasing the Leased Premises; and the parties desire to enter into a written contract setting forth their agreement.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 1 OF 21

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the strict adherence to the terms and conditions contained herein, the parties do agree as follows:

1 TERM OF LEASE

Subject to and upon the terms and conditions set forth herein, this Lease shall continue for a term of Five (5) years, Two (2) months (“Lease Term”), beginning August 1, 2012 and expiring at midnight on September 30, 2017.

1.2	HOLDOVER BY TENANT

If Tenant remains in possession of the Leased Premises after the expiration of this Lease and without the execution of a new lease, Tenant shall be deemed to be occupying the Leased Premises as a Tenant from month to month, subject to all conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy. Such month-to-month tenancy shall be terminable by either by not less than thirty (30) days written notice prior to the end of a Lease month. The Rent for the holdover period shall be an amount equal to one and a half (1 1/4) the amount of the Annual Fixed Rent for the last Lease month of the Lease Term, prorated on a daily basis for each day that Tenant remains in possession. Furthermore, any remaining Tenant made alterations or remaining trade fixtures belonging to Tenant shall not constitute a holdover by Tenant.

2. LEASE PAYMENTS

2.1	RENT

The rent payable to Landlord hereunder during the Lease Term, which Tenant agrees to pay to Landlord as herein provided, shall consist of Annual Fixed Rent and Additional Rent (herein separately the “Annual Fixed Rent” and the “Additional Rent” and collectively the “Rent”) is set forth below:

	ANNUAL	ANNUAL	ANNUAL
	FIXED	ADDITIONAL	TOTAL
LEASE TERM	RENT	RENT	RENT
08-01-2012 to 09-30-2012	$ 0.00	*$ 9,112.50
10-01-2012 to 09-30-2013	$243,000.00	$109,350.00	$352,350.00
10-01-2013 to 09-30-2014	$253,125.00	$109,350.00	$362,475.00
10-01-2014 to 09-30-2015	$273,375.00	$109,350.00	$382,725.00
10-01-2015 to 09-30-2016	$303,750.00	$109,350.00	$413,100.00
10-01-2016 to 09-30-2017	$324,000.00	$109,350.00	$433,350.00

*	For August and September 2012 Tenant shall pay Additional Rent only of $9,112.50 per month.

2.2	ANNUAL FIXED RENT

Tenant agrees to pay as Annual Fixed Rent for the Leased Premises, for the Lease Term, in advance, 1/12th of the Annual Fixed Rent on the first (1st) day of each month during the Lease Term. If the Commencement Date is other than the first day of a month, the Annual Fixed Rent for such

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 2 OF 21

partial month shall be prorated for the portion of the month remaining. Receipt of the first full month and any partial month’s Annual Fixed Rent and Security Deposit is hereby acknowledged. The Rent payments shall be made to the Landlord at the above mentioned address or to such other place as the Landlord shall designate in writing. Tenant shall automatically be assessed an additional five percent (5%) monthly late charge for any Rent payment not received by Landlord by midnight of the 5th day after the due date to compensate Landlord for liquidated damages as result of the late payment. If Tenant shall fail to pay Landlord by the 30th day after payment is due, interest shall accrue at the lesser of 1 and l/2% per month or the maximum rate allowed by law.

2.3	ADDITIONAL RENT

All sums required to be paid by Tenant pursuant to the provisions of this Lease, other than the Annual Fixed Rent, shall be referred to as Additional Rent. Additional Rent will include but not be limited to the following: Tenant’s pro rata share of all Insurance Premiums, Real Estate Taxes, and Common Area Maintenance. For purposes hereof the following definitions shall apply.

The Additional Rent payable by Tenant during the first calendar year of the Lease Term for its pro rata share of Insurance Premiums, Real Estate Taxes and Common Area Maintenance shall be estimated at $2.70 per square foot or $9,112.50 per month.

Additional Rent shall be paid in advance in equal monthly installments of one-twelfth of the Additional Rent due for the year on the first day of each month during the Lease Term.

2.3.1	INSURANCE PREMIUMS

“Insurance Premiums” shall be all premiums required to be paid by Landlord pertaining to the building located on the Premises (the “Building”), including but not limited to that required to be paid pursuant to § 7 of this Lease.

2.3.2	REAL ESTATE TAXES

“Real Estate Taxes” shall include all taxes and assessments, special or otherwise, assessed upon or with respect to the ownership and/or all other taxable interests in the Building and the real estate on which it and the access-ways, parking areas and grounds servicing or used in connection with same, imposed by federal, state, or local governmental authority or any political subdivision of any of the foregoing or any other taxing authority having jurisdiction over the Building and such real estate, together with the expenses of contesting the amount or validity of any such taxes. Landlord indemnifies Tenant against any tax and/or penalty levied against the property due t or as a result of the previous tenant.

2.3.3	COMMON AREA MAINTENANCE

“Common Area Maintenance” shall be all reasonable and ordinary expenses incurred with respect to servicing, maintaining, repairing and operating the Building and the real estate on which it and the access-ways, parking areas, driveways, entrances and exits thereto, sidewalks, ramps and all other common areas and facilities are provided by Landlord for the common use of tenants, their officers, agents, employees and customers. The common area expenses are to include without limitation, the operating, managing, equipping, repairing, replacing, and maintaining the common areas, specifically including landscaping and gardening, exterior building lighting and parking lot lighting, parking lot maintenance to include crack and coal tar seal, pot-hole repairs, line painting, roofing system and coating, traffic control, if any, removal of snow and ice, cost of all rentals of machinery equipment in such maintenance and the cost of personnel to implement such services. The term “Common Area Maintenance” shall not include costs and expenses of: capital

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 3 OF 21

improvements; repairs, maintenance and replacements paid for by insurance proceeds or by Tenant or by third parties; alterations to the Building attributable solely to tenants of the Building other than Tenant; principal and interest payments made by the Landlord on mortgages on the Building; depreciation; or leasing commissions; provided that capital expenditures for the purpose of reducing or minimizing the increase in operating expenses shall be included, but not in an amount to exceed such reduction for the relevant year.

PRIOR YEAR ADJUSTMENT ADDITIONAL RENT

Within a reasonable period of time following the end of each calendar year, but in no event later than ninety (90) days, Landlord shall submit to Tenant a statement showing the amount due, or overpayment of, if any, for Tenant’s pro rata share of Insurance Premiums, Real Estate Taxes and Common Area Maintenance and any other Additional Rent due hereunder for the immediately preceding Lease calendar year.

PAYMENT

Tenant agrees to remit to Landlord the amount of any underpayment of Additional Rent within thirty (30) days after the date of the aforesaid statement.

In the event of overpayment, if any, Landlord will adjust the 1/12 proration of Additional Rent for the following calendar year.

2.5.1	ANNUAL ADJUSTMENT “ADDITIONAL RENT”

Prior to the commencement of each subsequent calendar year, during the Lease Term and any extension or renewal, Landlord shall estimate for that calendar year, Tenant’s pro rata share of Insurance Premiums, Real Estate Taxes and Common Area Maintenance. Tenant shall pay as Additional Rent per month 1/12 of Landlord’s estimated amount.

2.6	TENANT’S PERSONAL PROPERTY TAX

Tenant agrees to pay the taxes assessed upon all leasehold improvements installed and/or owned by Tenant.

3. LIEN ON PERSONAL PROPERTY

3.1 Tenant understands and agrees as a requirement and part of the consideration of this Lease that the Landlord shall have a first and prior lien paramount to all others on every right and interest of the Tenant in and to this Lease, upon any and all building or improvements on or hereafter placed on the Leased Premises, and on any furnishings, equipment, fixtures, or other personal property of any kind belonging to Tenant, or the equity of Tenant therein, located on the Leased Premises. Such lien is granted for the purpose of securing the payment of Rent, charges, liens, penalties, and damages herein covenanted to be paid by Tenant, and for the purpose of securing the performance of all of the Tenant’s obligations under this Lease. Such lien shall be in addition to all rights of Landlord given under law, which are now or shall hereinafter be in effect. Any Tenant IT equipment that contains or stores customer financial data is excluded from this Lien.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 4 OF 21

4. USE OF PROPERTY

4.1	USE

It is understood and agreed that the Leased Premises is being leased for non-residential purposes for use as general office space and call center, and that no other business shall be conducted therein or thereon without the written consent of Landlord.

4.2	CONTINUOUS OCCUPANCY

Tenant agrees that it will keep its place of business in the center open continuously during the term of this Lease, on such days and for such hours as shall be compatible with the major stores in said center, and will not cease operations in said Leased Premises without the express written consent of the Landlord, unless prevented from doing business therein by reason of applicable ordinances or other acts of governmental authorities, or by acts of God, or conditions beyond the control of Tenant.

4.3	PARKING

Landlord agrees to reserve for Tenant any existing parking accommodations as shown on Attachment A. The Tenant and Tenant’s employees shall park their vehicles in areas designated by the Landlord. Failure of Tenant to park vehicles in such designated areas shall be grounds for towing the parked vehicle away at the expense of the vehicle owner or Tenant.

4.4	USE OF COMMON AREAS

Tenant shall have reasonable use of all common areas in accordance with other Tenants rights and privileges on the Premises. The Landlord shall have the right to operate and maintain the same in such a manner as Landlord, in its sole discretion, shall determine from time to time. The common areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the use of all such common areas and facilities.

4.5	OCCUPANCY IN A SAFE MANNER

Tenant will occupy the Leased Premises in a safe and careful manner and in compliance with all laws, ordinances, rules, regulations and orders of any governmental bodies having jurisdiction over the Leased Premises. The terms of this paragraph shall especially apply to § 6.1 – Alterations.

4.6	REFUSE REMOVAL

Tenant shall keep refuse in proper containers until such refuse is removed from the Leased Premises and shall not allow any accumulation around the exterior or interior of the Leased Premises. Tenant shall contract for this service and Landlord shall approve dumpster location.

4.7	ODORS AND SOUND

Tenant shall not permit any reproduction of sound which is audible outside the Leased Premises nor permit odors to be unreasonably dispelled from the Leased Premises.

5. MAINTENANCE

5.1	LANDLORD’S RESPONSIBILITIES

Landlord’s responsibility is to maintain the structure of the Leased Premises, in a safe and sound condition, limited to the roof structure, footings, foundations, slab floor, and exterior walls.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 5 OF 21

5.2	TENANT’S RESPONSIBILITIES

The Tenant shall, at Tenant’s expense, keep in good repair and operating condition the interior of the Leased Premises, including plumbing and electrical fixtures, supplies and equipment including but not limited to exposed installations on floors, and ceiling; all hardware; all doors including overhead door; all windows & storefronts; all plate glass; all interior walls; fire system; maintain and keep clear all floor drains and drain lines of all kinds in or upon the Leased Premises to their juncture of same with public sewer main; suffer no waste and keep the water pipes and connections free from ice and other obstructions to the satisfaction of all municipal and other governmental authorities during the Lease Term. The sidewalks in the front, sides and rear entrances, break areas and the loading area of the Leased Premises shall be kept clean and free from, rubbish by Tenant to the reasonable satisfaction of Landlord, and Tenant shall not place or permit any obstructions or merchandise in such areas.

5.2.1	ROOF PENETRATIONS

Tenant will coordinate with Landlord any installation of equipment and any penetrations needed on roof. Tenant shall be responsible for damage to roof coating caused by Tenant’s servicing of equipment or penetration of roof without Landlord’s prior written approval.

5.3	HVAC MAINTENANCE

Tenant shall maintain and repair the HVAC system including all vents and flues, and keep the same in good working order and condition during the Lease Term. On or before the Commencement Date of the Lease Term, Tenant shall enter into and maintain a service maintenance agreement with a reputable HVAC company approved by Landlord, to perform regular maintenance and to make all necessary repairs to the HVAC system. The company shall be required to examine all equipment no less than semi-annually (pre-cooling & pre-heating) each year. Filters shall be changed quarterly. Maintenance shall include, without limitation, changing filters, repair or replacing motors, fans, switches, coils, oiling, lubricating and replacing all belts and pulleys.

Tenant shall furnish Landlord within thirty (30) days of commencement of the Lease Term and every anniversary date thereafter a copy of the service agreement.

If Tenant refuses or neglects to subscribe to such service agreement, Landlord may subscribe to such service and Tenant shall pay the cost thereof to Landlord upon demand.

Any HVAC repairs or replacements shall be per the warranties provided by the vendor/manufacturer. Following the expiration of said warranties, all costs of repairs or replacements shall be the responsibility of the Tenant.

Landlord shall be responsible for any required replacement of the existing HVAC units (excluding those presently under warranty which are unit numbers 3,7,8,9 and 13), including the compressor and heat exchanger, of the leased premises during the Lease Term.

Landlord represents and warrants that as of the Commencement Date, the HVAC system is in good working order and condition.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 6 OF 21

6. ALTERATIONS, ADDITIONS AND IMPROVEMENTS

6.1	ALTERATION OF PREMISES

Tenant may erect such alterations, additions or improvements inside the Leased Premises covered by this Lease as it desires upon receiving written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any such alterations, additions or improvements shall be erected at the sole cost and expense of Tenant, and Tenant shall have no right, authority, or power to bind Landlord or any interest of Landlord in the Leased Premises, for the payment of any claim for labor or material or for any charge or expense incurred in the erection, construction, or maintenance of such improvements, nor to render said Leased Premises liable for any lien for labor, material, or any other charge incurred in connection therewith, and Tenant shall in no way be considered the agent of Landlord in the erection, construction, operation and maintenance of said improvements. Tenant agrees to supply lien waivers on any such improvements.

6.2	SURRENDER OF PREMISES

All alterations, additions and improvements, put in at the expense of Tenant, shall remain upon and be surrendered with the Leased Premises at the termination of this Lease, and shall become the property of the Landlord if Landlord so desires. If Landlord desires the removal of said alterations, additions and improvements at the termination of this Lease, and so states in writing to the Tenant, the Tenant shall return the Leased Premises to its original condition at the Tenant’s expense, ordinary wear and tear excepted. Nothwithstanding the foregoing, Tenant may remove any moveable trade fixture and repair all damage caused by the removal. Tenant shall leave all alterations, improvements and additions not installed by it in their original condition, ordinary wear and tear excepted. It is specifically understood that all IT equipment containing storage media and installed by the Tenant remains the Tenant’s property.

6.3	SIGNAGE APPROVAL AND INSTALLATION

Landlord specifically reserves and retains the sole right to approve the design and placement of any sign, decoration, marquee, exterior light, or similar item. If Tenant erects any such item without Landlord’s written approval, which shall not be unreasonably withheld, Tenant will comply with Landlord’s written request to remove or modify said item promptly. If Tenant does not comply promptly, Landlord may remove said item at cost to Tenant. Tenant shall obtain necessary permits for such items and shall maintain such items in a state of repair reasonably satisfactory to Landlord. Tenant shall be responsible for the installation and maintenance of Tenant’s signage.

6.4	SIGNAGE REMOVAL

Tenant shall on the expiration or earlier termination of this Lease, at its own expense, remove all such signs and advertising devices and repair any damage caused by such removal.

6.5	LANDLORD’S RIGHT TO CONSTRUCT

Landlord hereby reserves the right at any time to make alterations and/or additions to the Building in which the Leased Premises are located. Landlord also reserves the right to construct other buildings or improvements in the center from time to time and to make alterations thereof or additions thereto. Landlord shall use its best efforts to make such changes in a manner that is least disruptive to the Tenant.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 7 OF 21

7. INSURANCE, WAIVERS AND INDEMNITY

7.1	INDEMNIFICATION BY TENANT

Tenant will indemnify and hold Landlord harmless from and against all loss, cost, expense and liability whatsoever (including Landlord’s cost of defending against the foregoing and such cost to include attorney’s fees) resulting or occurring by reason of Tenant’s construction, use or occupancy of the Leased Premises including the adjoining commons area; unless such loss, cost, expense or liability is caused by the negligence or willful misconduct of Landlord.

INDEMNIFICATION BY LANDLORD

Landlord will indemnify and hold Tenant harmless from and against all loss, cost, expense and liability whatsoever (including Tenant’s cost of defending against the foregoing and such cost to include attorney’s fees) resulting or occurring by reason of the wrongful act or negligence of Landlord in conjunction with Landlord’s entry onto the Leased Premises; unless such loss, cost, expense or liability is caused by the negligence or willful misconduct of Tenant.

7.2	PUBLIC LIABILITY INSURANCE

Tenant agrees to carry comprehensive liability insurance covering products, along with the Leased Premises and Tenant’s use thereof, including Tenant’s obligation set forth in § 7.1, in companies and in a form reasonably satisfactory to Landlord, with minimum limits of $5,000,000.00 per occurrence/ $5,000,000.00 general aggregate for bodily injury or death and property damage, and to deposit a certificate thereof with Landlord prior to the date of any use or occupancy of the Leased Premises by Tenant. Said policy or policies shall name Landlord as additional insured and shall bear endorsements to the effect the insurer agrees to notify Landlord not less than thirty (30) days in advance of any modification or cancellation thereof.

7.3	FIRE, EXTENDED COVERAGE AND ALL OTHER PERILS INSURANCE

Landlord agrees to carry policies insuring the Building on the Premises against fire, extended coverage and all other perils and such other perils as are normally covered in the county where the Premises are located, in an amount equal to at least eighty percent (80%) of the replacement cost of such improvements, together with insurance against such other risks (including loss of Rent) and in such amounts as Landlord deems appropriate. Tenant shall have no rights in said policy or policies maintained by Landlord and shall not be entitled to be a named insured thereunder. In the event any of Landlord’s policies insures premises or risks other than the Premises or the rents therefrom, the statement of the insurer shall be conclusive as to the portion the total premium attributable to the Premises.

Tenant agrees to carry insurance against fire, extended coverage, and all other perils and such other risks as it desires, insuring Tenant’s stock-in-trade, trade fixtures, furniture, furnishings, improvements and betterment’s, special equipment, floor and wall coverings and all other items of personal property of Tenant located on or within the Leased Premises, such coverage to be in an amount equal to at least eighty percent (80%) of replacement cost thereof. Prior to the Commencement Date of this Lease, Tenant shall furnish Landlord with a certificate evidencing such coverage and policies shall be endorsed to the effect the insurer agrees to notify Landlord not less than thirty (30) days in advance of any modification or cancellation thereof.

7.4	ADDITIONAL PREMIUM DUE TO TENANT’S USE

Tenant shall neither do nor suffer anything to be done or kept in or about the Leased Premises which contravenes Landlord’s insurance policies or increases the premiums therefore. If due to any such activities by Tenant, Landlord’s insurance premiums shall increase, Tenant shall be responsible to pay for such increase as Additional Rent.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 8 OF 21

7.5	MUTUAL WAIVER OF SUBROGATION

Landlord and Tenant each agree to cause to be included in their respective policies of insurance under Section 7.3, the agreement of the insured thereof that said policies shall not be invalidated by a waiver of claim by the insured against the Landlord or Tenant, as the case may be, and each will furnish evidence thereof to the other. Each party hereto does hereby remises, releases and discharges the other party hereto, and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance is carried by the injured party under Section 7.3, at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

8. UTILITIES

8.1 Tenant agrees to contract in the name of Tenant only, before occupancy, and to pay, as and when due and payable, all bills for electric current, water, gas, refuse removal and other utilities pertaining to the Leased Premises. Landlord shall not be responsible for the failure of any utility service to Tenant except if such failure is the direct result of the negligence or willful misconduct of Landlord, and Tenant acknowledges and agrees that no Rent or other obligations shall abate due to any such failure.

9. ACCESS TO PREMISES

9.1	LANDLORD’S RIGHT TO INSPECT PREMISES

Landlord and Landlord’s agents shall have the right to enter upon the Leased Premises at all reasonable business hours for the purpose of inspecting the Leased Premises and Landlord’s Personal Property, as defined below. If Landlord deems any repairs are necessary to those areas for which Tenant is responsible, Landlord may demand that Tenant make the repairs forthwith; if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, Landlord may make or cause to be made such repairs, and Tenant agrees to pay the actual cost thereof to the Landlord. Landlord and any guests, subcontractors, etc., shall comply with building security and sign in procedures except in the case of an emergency.

9.2	LANDLORD’S SHOWING OF PREMISES

At any time within one hundred twenty (120) days prior to the expiration of this Lease, Landlord and Landlord’s agents may enter and show the Leased Premises to persons wishing to rent the Leased Premises and may post upon Leased Premises “For Rent” and “For Sale”.

10. NOTICE

10.1	NOTICES AND COMMUNICATIONS

No notice, request, consent, approval, waiver or other communication under this Lease shall be effective unless the same is in writing and delivered to the address or facsimile number set forth above, or such other location as the parties may from time to time direct in writing. Such communication sent via registered or certified mail, postage prepaid, sent return receipt requested, shall be deemed delivered on the earlier of the date actually received by, refused by, or when delivery was first attempted to, the receiving party. Other communications will be deemed to be duly given: (1) upon receipt if delivered in person, (2) upon printed confirmation of transmittal if sent by facsimile, or (3) the next business day if sent by express overnight delivery service, UPS, or Fed Ex with charges prepaid, signature required.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 9 OF 21

11. LIABILITY OF LANDLORD

11.1	TENANT’S ACCEPTANCE OF PREMISES

Tenant will have had full opportunity to examine the Leased Premises, and acceptance of the space will acknowledge that there is in and about said Leased Premises nothing apparently dangerous to life, limb or health. Upon acceptance of the Leased Premises, Tenant agrees to enter into possession of the Leased Premises in their then condition.

11.2	TENANT’S PERSONAL PROPERTY

All personal property of any kind or description, whatsoever, in the Leased Premises shall be at the Tenant’s sole risk, and the Landlord shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Tenant arising from any act or neglect of co-tenant’s or other persons, from bursting, overflowing, or leaking of water, sewer or steam pipes or from the heating or plumbing fixtures or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of willful neglect or gross negligence on the part of the Landlord.

11.3	MODIFICATION REQUIRED BY GOVERNMENTAL AUTHORITY

The Tenant and Landlord agree that if during the Lease Term, they shall be required by the City of Wichita or by any order or decree of any court or of any other governmental authority to repair, alter, remove, reconstruct, or improve any part of the Leased Premises, then such repair, alteration, removal, reconstruction, or improvement shall be made by and at the expense of the Tenant or Landlord in the same formula of responsibility as is described in Section 5 (Maintenance). Landlord’s obligations shall be those areas and items as are covered in Section 5.1 and Tenant’s obligations shall be those areas and items as are covered in Sections 5.2 and 5.3 of this Lease.

Landlord and Tenant shall not in any way affect the obligation or covenants herein contained, and the Tenant hereby waives all claims for damages or abatement of Rent because of such work.

12. EVENT OF CASUALTY

12.1	TOTAL DESTRUCTION OF PREMISES

In the event the improvements located on the Leased Premises shall be destroyed or so damaged by fire, tornado, or other storms, explosion, earthquake, or any other casualty as to become untenable, then the Landlord may, if Landlord so elects, either rebuild and put said improvements in good condition and fit for occupancy within a reasonable time after such destruction, or may give notice in writing terminating this Lease. If Landlord elects to repair or rebuild said improvements, Landlord shall give the Tenant reasonable prompt notice after such casualty of Landlord’s intention to repair, and then proceed with reasonable speed to repair. If notice is NOT given within sixty (60) days, the Lease shall be deemed terminated. Tenant shall not be obligated to pay any Rent from the time of such destruction or damage until said Leased Premises are again fit and ready for occupancy, unless Tenant caused the damage.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 10 OF 21

12.2 PARTIAL DESTRUCTION OF PREMISES

If there be only partial destruction of the improvements located on the Leased Premises by any means stated above, such partial destruction shall neither annul nor void this Lease, except that Tenant shall be entitled to a proportionate reduction of Rent while the repairs are being made, any proportionate reduction being based on the extent to which the making of repairs shall interfere with the business carried on by Tenant in the Leased Premises. In the event the repairs cannot be made within a reasonable time, or the Landlord elects not to make repairs or repairs cannot be made under the laws and regulations of the applicable government authority, this Lease may be terminated at the option of either party by providing written notice to the other party.

13. CONDEMNATION

13.1 In the event the Leased Premises, or any part thereof, are taken or condemned for a public or quasi-public use, or proceedings therefore be commenced, then as to such part as is so taken or condemned, this Lease (or this Lease in its entirety, at the option of Landlord) shall, after written notice thereof given to Tenant, immediately terminate, and the Rents reserved herein shall abate proportionately, and Tenant’s right to any compensation or damages awarded in any such proceedings is hereby assigned to Landlord.

Notwithstanding the foregoing, Tenant shall have the right to make a claim against the condemnor for its fixtures removal expenses, business dislocation damages and moving expenses.

14. ASSIGNMENT

14.1 Tenant agrees not to assign nor in any manner transfer this Lease or any estate or interest therein, or to sublet the Leased Premises or any part thereof, or permit any person, firm, or corporation to share any part thereof with Tenant, without previous written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any violation of this paragraph shall be deemed to constitute a default or breach of this Lease, at the option of the Landlord. Tenant shall pay any and all reasonable costs for Landlord’s approval of any proposed sub-tenant. No consent by Landlord shall operate to relieve Tenant from primary liability for the performance of Tenant’s obligations under the terms of this Lease. The following shall not be deemed an assignment or sublease: assignment of the Lease (in whole or part) or sublease of the Premises (in whole or in part to a corporation or entity which is (a) a parent, subsidiary, affiliate, franchisee, or licensee of Tenant; (b) a corporation with which Tenant merges; and (c) the result of a reorganization or the surviving corporation or entity following a consolidation, merger or other corporate restructuring.

15. SUBORDINATION

15.1 This Lease and all rights of Tenant hereunder shall be subject and subordinate to the lien of any and all mortgages that may now or hereafter affect the Leased Premises, or any part thereof, and to any and all renewals, modifications, or extensions of any such mortgages. Tenant shall on demand execute, acknowledge, and deliver to Landlord, at Landlord’s expense, any and all instruments that may be necessary or proper to subordinate this Lease and all rights therein to the lien of any such mortgage or mortgages and each renewal, modification, or extension, and if Tenant shall fail at any time to execute, acknowledge, and deliver any such subordination instrument, Landlord in addition to any other remedies available in consequence thereof, may execute, acknowledge, and deliver the same as Tenant’s attorney in fact and in Tenant’s name.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 11 OF 21

16. APPLICABLE LAW

16.1 This agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

17. DEFAULT

17.1 Default: If Tenant shall default in the payment of any Rent when due and shall fail to cure such default within ten (10) days of due date, or if Tenant shall default in the performance of any other covenant or condition of this Lease and shall fail to cure such default within thirty (30) days after Landlord gives Tenant written notice thereof (unless such default cannot reasonably be cured within thirty (30) days and in such case, Tenant shall have commenced to cure said default within said thirty (30) days and thereafter continue diligently to pursue to completion the curing of same), Landlord shall, at its election, have the right to accelerate the total rental due under this Lease as a reasonable estimate of monetary damages.

As an additional option, Landlord may terminate this Lease and with or without terminating this Lease have immediate possession of the Leased Premises without waiving or relinquishing any claim for Rent or damages then due or to become due thereafter, and Tenant shall remain liable as hereinafter provided. In such event Landlord, without prejudice to any other right or remedy which it may have hereunder or at law, may re-enter the Leased Premises, or dispossess Tenant, any legal representative of Tenant or other occupant of the Leased Premises as if this Lease had not been made. Notwithstanding that Landlord may elect to terminate this Lease, and during the full period which would otherwise have constituted the balance of the Lease Term, Tenant shall continue to be liable for the performance of all the covenants of Tenant under this Lease, including Tenant’s covenant to pay the full amount of Rent reserved hereunder and Landlord at its option may rent the Leased Premises for a term, or terms, which may be shorter or longer than the balance of the term hereof, in which event or events Landlord shall apply any moneys collected first to the expense of resuming or obtaining possession of and re-letting the Leased Premises and second to the payment of the Rent due and to become due to Landlord hereunder, and Tenant shall be and remain liable for any deficiency. Should Landlord fail to exercise any remedy it may have for default of Tenant, such failure shall not be deemed to be a waiver of Landlord’s rights to exercise such remedy it may have for default at a later time or for subsequent defaults, or other wise to insist upon strict compliance with the terms hereof.

In the event of default, Tenant shall be further liable for Landlord’s costs, fees and expenses, including reasonable attorneys’ fees.

18. FILING

18.1 The parties hereto understand and agree that this Lease and/or the Commencement Date Agreement can be filed, and public notice given as to the terms and conditions contained herein if ever required.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 12 OF 21

19. LANDLORD – TENANT RELATIONSHIP

19.1 Nothing contained herein shall be deemed or construed by the parties hereto or by any third party, as creating the relationship of principal and agent, or partnership, or joint venture between the parties hereto. It is understood and agreed that neither the method of computation of Rent, nor any other provisions contained herein, nor any acts of the parties hereto, shall create a relationship other than the relationship of Landlord and Tenant.

20. BANKRUPTCY

20.1 Neither this Lease nor any renewal or extension thereof, nor any interest therein, nor any estate hereby created, shall pass to any trustee or receiver in bankruptcy, or to any other receiver or assignee for the benefit of creditors or otherwise by operation of law.

21. WAIVERS

21.1 The failure of Landlord to insist on strict performance of any of the terms and conditions hereof shall be deemed a waiver of the rights or remedies that Landlord may have regarding that specific instance only, and shall not be deemed a waiver of any subsequent breach or default in any terms and conditions.

22. QUIET ENJOYMENT

22.1 Landlord covenants that Tenant, on payment of all the aforesaid installments and performance of all the covenants herein provided shall and may peacefully and quietly have, hold and enjoy the Leased Premises for the Lease Term.

23. DEFINITION OF TERMS

23.1 Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter gender.

24. TOTAL AGREEMENT: APPLICABLE TO SUCCESSORS

24.1 This Agreement contains the entire agreement between the parties hereto; any agreements not contained herein shall not be binding upon either party, nor of any force or effect. This Agreement and all of its terms and conditions shall be binding upon the parties hereto and their representatives, heirs, devisees, legal representatives, successors and assigns. This Agreement shall not be amended, except in a writing executed by both parties.

25. TIME OF THE ESSENCE

25.1 Time is of the essence in all provisions of this Agreement.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 13 OF 21

26. FURNITURE, FIXTURES AND EQUIPMENT

26.1 Landlord and Tenant agree that:

a. Landlord owns the HVAC equipment.

b. Landlord owns the equipment, furniture, and fixtures listed on Exhibit “A” hereto (“Landlord’s Personal Property”). Tenant has the right to use, on the Leased Premises, and only during the term of this Lease, Landlord’s Personal Property. Tenant will maintain, Landlord’s Personal Property in good working order and repair, and, as reasonably necessary, will repair or replace Landlord’s Personal Property, all at Tenant’s sole cost and expense. Tenant will insure Landlord’s Personal Property for the benefit of Landlord (or, at Landlord’s option, reimburse Landlord for its expense in insuring Landlord’s Personal Property). Landlord makes no express or implied warranty or representation as to Landlord’s Personal Property, including any warranty of fitness for a particular purpose, and it is understood that Landlord’s Personal Property is being delivered for Tenant’s use on an “AS-IS, WHERE-IS” basis, and by accepting the use thereof, Tenant is assuming all risks relating thereto.

27. EXCULPATORY CLAUSE

27.1 Anything to the contrary in this Agreement notwithstanding, the covenants contained in this Lease to be performed by Landlord shall not be binding personally, but instead said covenants are made for the purpose of binding only the fee simple or leasehold estate which Landlord owns in the Premises and Landlord’s liability hereunder shall be limited to Landlord’s ownership interests in the Premises, and no other assets of Landlord.

28. SECURITY DEPOSIT

28.1 To secure the faithful performance by Tenant of the covenants, conditions, and agreements set forth in this Lease to be performed by it, Tenant has deposited with Landlord the sum of One Hundred Thousand Dollars ($100,000.00) on the understanding:

1	that such deposit or any portion thereof may be applied to the curing of any default that may exist, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the security deposit so that same will be restored to its original amount;

(ii) that should the Leased Premises be transferred by Landlord, the security deposit or any balance thereof may be turned over to Landlord’s successor or transferee and Tenant agrees to look solely to such successor or transferee for such application or return;

(iii) that Landlord or its successor shall not be obligated to hold the security deposit as a separate fund, but may commingle it with other funds; and

(iv) that if Tenant shall faithfully perform all of the covenants and agreements in this Lease contained on the part of Tenant to be performed, the security deposit, or any then remaining balance thereof, shall be returned to Tenant (without interest) within thirty (30) days after the expiration of the Lease Term.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 14 OF 21

29. OPTION TO RENEW

29.1	OPTION

Tenant shall have the option to renew this Agreement for Two (2), Five (5) year terms, upon the same terms and conditions as are herein contained (except for this paragraph providing for renewal and except for the Rent) at the expiration of the Lease Term.

The Annual Fixed Rent for the First, Five (5) year term shall be:

ANNUAL FIXED RENT
10-01-2017 to 09-30-2018	$317,925.00
10-01-2018 to 09-30-2019	$332,910.00
10-01-2019 to 09-30-2020	$348,705.00
10-01-2020 to 09-30-2021	$365,310.00
10-01-2021 to 09-30-2022	$382,725.00

The Rent for the second, Five (5) year term shall be:

The Annual Fixed Rent for the Second, Five (5) year term shall be:

ANNUAL FIXED RENT
10-01-2022 to 09-30-2023	$380,700.00
10-01-2023 to 09-30-2024	$399,735.00
10-01-2024 to 09-30-2025	$419,580.00
10-01-2025 to 09-30-2026	$440,640.00
10-01-2026 to 09-30-2027	$462,510.00

29.2	NOTIFICATION

Tenant must notify Landlord in writing of its intent to renew or vacate at least one hundred twenty (120) days prior to the expiration of the Lease Term.

30. ENVIRONMENTAL ASSURANCES

30.1	COVENANTS

(i) Tenant shall not cause any Hazardous Materials to be used, generated, stored or disposed of on, under or about, or transported to or from, the Leased Premises unless the same is specifically approved in advance by Landlord in writing other than small quantities of retail, household, and office chemicals customarily sold over-the-counter to the public and which are related to Tenant’s permitted uses under Section 4.1.

(ii) Tenant shall comply with all obligations imposed by Environmental Laws, and all other restrictions and regulations upon the uses, generation, storage or disposal of Hazardous Materials at, to or from the Leased Premises.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 15 OF 21

(iii) Tenant shall deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the use, generation, storage or disposal by Tenant of Hazardous Materials at, to or from the Leased Premises and shall immediately notify Landlord both by telephone and in writing of any unauthorized discharge of Hazardous Materials or of any condition that poses an imminent hazard to the Property, the public or the environment.

(iv) Tenant shall complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant’s use of the Leased Premises and its use, generation, storage and disposal of Hazardous Materials at, to or from the Leased Premises.

(v) Tenant shall permit entry onto the Leased Premises by Landlord or Landlord’s representatives at any reasonable time to verify and monitor Tenant’s compliance with its covenants set forth in this paragraph and to perform other environmental inspections of the Leased Premises.

(vi) If Landlord conducts any environmental inspections because it reasonably believes that Tenant’s activities have or are likely to result in a violation of Environmental Laws or a release of Hazardous Materials on the Leased Premises, then Tenant shall pay to Landlord, as Additional Rent, the actual costs incurred by Landlord for such inspections.

(vii) Tenant shall cease immediately upon notice from Landlord any activity which violates or creates a risk of violation of any Environmental Laws.

(viii) After notice to and approval by Landlord, Tenant shall promptly remove, clean-up, dispose of or otherwise remediate in accordance with Environmental Laws and good commercial practice, any Hazardous Materials on, under or about the Property resulting from Tenant’s activities on the Leased Premises.

30.2 INDEMNIFICATION

Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs, liabilities or losses (including, without limitation, any decrease in the value of the Leased Premises, loss or restriction of any area of the Leased Premises, and adverse impact of the marketability of the Leased Premises) arising solely out of Tenant’s use, generation, storage or disposal of Hazardous Materials at, to or from the Leased Premises.

30.3 DEFINITIONS

Hazardous Materials shall include but not be limited to substances defined as “hazardous substances”, “toxic substances”, or “hazardous wastes” in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended; those substances defined as “hazardous substances”, “materials”, or “wastes” under the law of the state in which the Leased Premises are located; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (“Environmental Laws”); materials containing asbestos or urea formaldehyde; gasoline and other petroleum products; flammable products; flammable explosive; radon and other natural gases; and radioactive materials.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 16 OF 21

30.4 SURVIVAL

The obligations of Tenant in this Paragraph shall survive the expiration or termination of this Agreement.

31. AMERICANS WITH DISABILITIES ACT

31.1 COMPLIANCE

Tenant shall comply with the American with Disabilities Act of 1990 (“ADA”) and the regulations promulgated thereunder. Tenant hereby expressly assumes all responsibility for compliance with the ADA relating to the Leased Premises and the activities conducted by Tenant within the Leased Premises. Except as otherwise provided herein, any alterations to the Leased Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliances with the ADA shall be done in accordance with this Agreement; provided, that Landlord’s consent to such alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA.

32. RIGHT OF FIRST REFUSAL

Landlord owns adjoining property legally described as: the east 214 feet of Lot 6, Block 1, Mediterranean Plaza 2nd Addition, Wichita, Sedgwick County, Kansas, as shown on Attachment B (the “Adjoining Property”). Should Landlord, at any time during the Term of this Lease, elect to sell the Adjoining Property to an unrelated third party, Tenant will have the right of first refusal to meet any bona fide written offer of sale on the same terms and conditions of such offer. Upon Tenant’s failure to meet such bona fide written offer within fifteen (15) days after written notice thereof from Landlord, Landlord will be free to sell the Adjoining Property or any portion thereof to such third person, in accordance with the terms and conditions of such offer, and Tenant’s rights under this Section 32 will terminate.

Any development of this property by Landlord, or transfer to another entity affiliated with Landlord shall be excluded from this Section 32.

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 17 OF 21

THIS AGREEMENT executed the day and year first above written, by the full signatures appearing as set out below:

LANDLORD: MCIB Partners /s/ Alfred A. Caro
By: Alfred A. Caro, manager of Caro Properties, LLC manager of MCIB Partners

TENANT: Tiger Financial Management, LLC

/s/ Chad Faulkner By: Chad Faulkner, President

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 18 OF 21

ATTACHMENT A

LEASED PREMISES

8400 E 32ND ST N

WICHITA, KANSAS

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 19 OF 21

ATTACHMENT B

Adjoining Property

EXHIBIT A

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 20 OF 21

LANDLORD’S PERSONAL PROPERTY

1.	Generator – CAT3512, 1250kw Diesel, Model SR4B-60, located west exterior side of building.

2.	Transfer Switch, main power room, ATS Zenith 2000 amp, Model ZTGK00FS3-7, Serial 1335468

3.	600 amp UPS system

4.	IT room, Two (2) power conditioners

5.	IT room, Two (2) Liebert Units

6.	IT room, fire suppressions system

7.	IT room, racks, ladders and cabling

8.	372 call center floor workstations, including all attached accessories

9.	Three (3) presentation drop down screens

10.	1000 lockers

Tiger Financial Management 8400 Bldg Lease Revised 7-26-2012	PAGE 21 OF 21

GUARANTY OF LEASE

WHEREAS Tiger Financial Management, LLC., hereinafter referred to as “Tenant” and MCIB Partners, hereinafter referred to as “Landlord”, have entered into a Lease Agreement referenced to as “Lease” dated July 26, 2012 concerning the premises commonly known as 8400 East 32nd Street North, Wichita, Kansas 67226.

WHEREAS the undersigned business organization (hereinafter referred to as “Guarantor”), their shareholders, members and parent corporations and their shareholders have a financial interests in, with and concerning the Tenant, and

WHEREAS, Landlord would not execute the Lease if Guarantors did not execute and deliver to Landlord this Guaranty of Lease.

NOW THEREFORE and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease and other valuable consideration, the receipt and sufficiency of which is acknowledged and accepted as good and sufficient, the Guarantor hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Tenant of all rentals and all other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant.

It is specifically agreed and understood that the terms of the foregoing Lease may be altered, affected, modified or changed by agreement between Landlord and Tenant, or by a course of conduct and said Lease may be assigned by Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guarantee the performance of said Lease as so changed, modified, altered or assigned.

This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under said Lease whether pursuant to the terms thereof or a law or in equity. The Lease may be amended or modified, and further agreements may be entered into between Landlord and Tenant, without further authorization from or notice to the Guarantor and no such action shall terminate, release, reduce, diminish or in any way affect any of the obligations of the Guarantor hereunder or give any Guarantor recourse or defense against Landlord.

Notice of default shall be given to Guarantor at the same time as transmitted to Tenant, however it being specifically agreed and understood that the guaranty of the undersigned is a continuing guaranty under which Landlord may proceed forthwith and immediately against Tenant or against Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant pursuant to or under the terms of the within Lease or at law or in equity.

Landlord shall have the right to proceed against Guarantor hereunder following any breach or default by Tenant without first proceeding against provided that previous notice to or demand has been timely made upon Tenant and Guarantor.

Guarantor hereby waives (a) notice of acceptance of the Guaranty (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations as to or relating to this Guaranty and the Lease, (d) any right to require the Landlord to proceed against the Tenant or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Landlord to apply to any default and security deposit or other security it may hold under the Lease, (f) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor, or (g) any right of subrogation.

Guarantor does hereby subrogate all existing or future indebtedness of Tenant to Guarantor to the obligations owed to Landlord under the Lease and this Guaranty.

The obligations of Tenant under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantor hereunder to so do and provide the same relative to Guarantor.

The term “Lessor” whenever hereinabove used, refers to and means the Landlord in the foregoing identified Lease specifically named and also any assignee of said Lessor, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in such Lease or any part thereof, whether by assignment or otherwise. So long as the Lessor’s interest in or to the leased premises or the rents, issues and profits there from, or in, to or under said Lease are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Lessor’s interest in the leased premises or under said Lease shall affect the continuing obligation of Guarantor under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment of any purchase at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

The term “Tenant” whenever hereinabove used refers to and means the Tenant in the foregoing Lease specifically named and also any assignee or subtenant of said Lease and also any successor to the interests of said Tenant, assignee, or subtenant of such Lease or any part thereof, whether by assignment, sublease or otherwise.

GUARANTOR:

Executed at: Wichita, Kansas on the 26th day of July, 2012

Speedy Cash Intermediate Holdings Corp.

/s/ Chad Faulkner
By:	Chad Faulkner, President